Exhibit 99.1

PRESS RELEASE

Open Text Appoints Gar Emerson to Board of Directors

Accomplished Businessman and Lawyer Brings Extensive Governance Expertise

Waterloo, ON – August 26, 2008 – Open Text™ Corporation (NASDAQ: OTEX, TSX: OTC), a leading provider of Enterprise Content Management (ECM) software, announced the appointment of Harry Garfield (Gar) Emerson, Q.C., to its board of directors effective immediately. Mr. Emerson’s extensive business experience includes significant M&A and strategic advisory roles as a senior investment banker and corporate and securities lawyer, as well as a corporate director of major Canadian corporations. Currently, Mr. Emerson is the Principal of Emerson Advisory, an independent business and financial advisory company that provides insight to organizations on mergers and acquisitions, corporate finance, governance, restructurings and strategy.

“Gar brings with him incredible experience and knowledge in the areas of corporate governance and strategy,” said Tom Jenkins, Executive Chairman and Chief Strategy Officer of Open Text. “His deep-rooted command of corporate law as well as securities and investment banking will be a strategic asset to our board.”

Mr. Emerson is a certified director of the Institute of Corporate Directors and a member of the Directors in Residence faculty of The Directors College sponsored by the DeGroote School of Business (McMaster University) and the Conference Board of Canada. Mr. Emerson is the past National Chair of Fasken Martineau DuMoulin LLP, a national Canadian law firm with overseas offices, and is the former President and CEO of NM Rothschild & Sons Canada Limited, an investment banking firm affiliated with NM Rothschild & Sons Limited, London, England, where he provided investment banking and financial advisory services in the areas of mergers and acquisitions, corporate finance, restructurings, and privatizations. Prior to this, Mr. Emerson was a senior partner of the law firm, Davies, Ward & Beck, engaged in securities and corporate law and mergers and acquisitions.

As a corporate director, Mr. Emerson is currently the Chairman of the Board of First Calgary Petroleums Ltd. and a director of CAE Inc.; Canadian Tire Corporation, Limited; Sentry Select Capital Corp.; Wittington Investments, Limited and Pelmorex Investments Inc.

Mr. Emerson has frequently participated as a panelist and speaker and has published numerous papers and articles on governance, securities and corporate law, mergers and acquisitions and corporate finance.

Mr. Emerson is a graduate of the University of Toronto, and holds an LL.B. and an undergraduate honours degree in history. He was called to the Bar of Ontario in 1968 and appointed as a Queen’s Counsel (Q.C.) in 1980.

About Open Text

Open Text™ is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements. Forward-looking statements may include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Form 10-K for the year ended June 30, 2008. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2008 by Open Text Corporation. LIVELINK ECM and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Vice-President, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com